Exhibit 23

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Company’s previously filed registration statements on Form S-8, (No. 33-28305; No. 33-28307; No. 33-69808; No. 33-54999; No. 333-10377; No. 333-10379; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781) and Form S-3, (No. 333-46611; No. 333-134168) of Interface, Inc., of our report dated February 24, 2009 (July 27, 2009 as to the effects on the consolidated financial statements of the retrospective application of the provisions of Financial Accounting Standards Board Statement No. 160 and FASB Staff Position No. EITF 03-6-1 as described in “Recent Accounting Pronouncements”) relating to the consolidated financial statements of Interface, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adoption of new accounting principles in 2009) which appears in this Form 8-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia

July 27, 2009